Exhibit 10.3

 Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of February 21, 2023 (this “First Amendment”), by and among Celanese Corporation, a Delaware corporation (“Holdings”), Celanese US Holdings LLC, a Delaware limited liability company (the “Company”), the Subsidiary Guarantors party hereto, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined below) and each of the Consenting Lenders (as defined below).

W I T N E S S E T H:

WHEREAS, Holdings, the Company, each lender from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into the 3-Year Term Loan Credit Agreement, dated as of September 16, 2022 (as amended, restated, amended and restated, modified or supplemented from time to time through the date hereof, the “Credit Agreement”; capitalized terms not otherwise defined in this First Amendment have the same meanings assigned thereto in the Credit Agreement); and

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Company has requested that the Lenders consent to the amendment of certain provisions of the Credit Agreement as set forth in this First Amendment, and subject to the satisfaction of the conditions set forth herein, the Lenders party hereto (collectively, the “Consenting Lenders”) constituting not less than the Required Lenders are willing to do so, on the terms set forth herein;

WHEREAS, Holdings, the Company, each lender from time to time party thereto and the Administrative Agent are also party to that certain (i) Revolving Credit Agreement (the “Revolving Credit Agreement”) dated as of March 18, 2022 and (ii) Term Loan Credit Agreement (the “Term Loan Credit Agreement”) dated as of March 18, 2022 which will each be amended as of the date hereof; and

WHEREAS, BofA Securities, Inc. is engaged by the Company to act as the lead arranger for the transactions contemplated under this First Amendment (in such capacity, the “First Amendment Lead Arranger”);

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.

(a)            Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

““364-Day Existing Term Loan Facility” means the $500,000,000 364-day senior unsecured delayed draw term loan facility under the Term Loan Credit Agreement.

““2023 Notes” means the Company’s 1.125% notes due 2023.”

““2024 Notes” means the Company’s 3.500% notes due 2024 and 5.900% notes due 2024.”

““Capital Raise” means any (a) Debt Offering or (b) issuance of any Equity Interests or equity-linked securities in a capital raising transaction (in any event under this clause (b) not including any such issuances pursuant to (i) bond hedging programs, (ii) employee stock plans, dividend reinvestment or other benefit or employee incentive arrangements, (iii) grants to employees, officers or directors in the ordinary course of business, (iv) director’s or officer’s qualifying shares and/or other nominal amounts required to be held by Holdings or any of its Subsidiaries under applicable law or pursuant to a policy of Holdings or any of its Subsidiaries, (v) customer stock ownership plans and (vi) issuances among members of the Group), in each case of clause (a) and (b), by Holdings, the Company or any other member of the Group.”

““Covenant Relief Period” means the period commencing on the First Amendment Effective Date and ending on (and including) the date of delivery of the Compliance Certificate for the fiscal quarter ending March 31, 2024, if such Compliance Certificate demonstrates compliance with Section 7.07.”

““First Amendment Effective Date” means February 21, 2023.”

““Net Cash Proceeds” means in connection with any Capital Raise by Holdings or any Subsidiary, the cash proceeds received from such issuance or incurrence, net of (i) attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses and taxes actually incurred in connection therewith and (ii) amounts applied to refinance the principal amounts of the 2023 Notes or the 2024 Notes (if any).”

““Qualifying Disposition” means a Disposition (not including the sale or discount of receivables and related assets in connection with receivables financing, securitization or factoring arrangements permitted under this Agreement), by Holdings or any of its Subsidiaries to any other Person (other than another Group member), that yields gross proceeds to Holdings and its Subsidiaries of $300,000,000 or more.”

““Restricted Payment” means any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption retirement, acquisition, cancellation or termination of any Equity Interest of Holdings.”

(b)            The definition of “Consolidated Funded Indebtedness in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any provision to the contrary in this definition, “Consolidated Funded Indebtedness” shall include Indebtedness and any Guaranty (without duplication) incurred pursuant to Section 7.02(i).”

(c)            Section 2.04 is hereby amended and restated in its entirety to read as follows:

“Mandatory Prepayments. During the Covenant Relief Period, if Holdings or any Subsidiary consummates any Capital Raise, the Company shall prepay, or cause to be prepaid, Loans in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date that is 5 Business Days after the receipt by Holdings or such Subsidiary of such Net Cash Proceeds; provided, that notwithstanding the foregoing no prepayment pursuant to this Section 2.04 shall be required until the payment in full of all outstanding “Obligations” under and as defined in the 364-Day Existing Term Loan Facility (other than any contingent obligations for which no claim has been made or notice given). Each such prepayment of Loans shall be applied to the principal amount of the Loans of the Lenders in accordance with their respective Applicable Loan Percentages. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.”

(d)            Section 2.05 is hereby renamed “Voluntary Prepayments.”

(e)            Section 7.01(p) is hereby amended and restated in its entirety to read as follows:

“(p) Liens not permitted by clauses (a) through (o) so long as the aggregate amount of obligations secured thereby plus the aggregate principal amount (without duplication) of all Indebtedness incurred pursuant to Section 7.02(k) does not (I) at any time during the Covenant Relief Period, exceed 5% of Consolidated Net Tangible Assets as appearing in the latest balance sheet pursuant to Section 6.01(a) or (b) or (II) at any other time, exceed the greater of (x) $1,200,000,000 and (y) 15% of Consolidated Net Tangible Assets as appearing in the latest balance sheet pursuant to Section 6.01(a) or (b).”

(f)             Section 7.02(f) is hereby amended by deleting “$400,000,000” and inserting “$700,000,000” in lieu thereof.

(g)            Section 7.02(i) is hereby amended by (A) deleting “$400,000,000” and inserting “$700,000,000” in lieu thereof and (B) deleting “(and not recourse to Holdings or its other non-Chinese Subsidiaries)” and inserting “(and not recourse to any non-Chinese member of the Group (other than Holdings or the Company))” in lieu thereof.

(h)            Section 7.02(k) is hereby amended and restated in its entirety to read as follows:

“(k) Indebtedness not permitted by clauses (a) through (j) so long as the aggregate principal amount of such Indebtedness plus the aggregate principal amount (without duplication) of obligations secured by Liens incurred pursuant to Section 7.01(o) does not (I) at any time during the Covenant Relief Period, exceed 5% of Consolidated Net Tangible Assets as appearing in the latest balance sheet pursuant to Section 6.01(a) or (b) or (II) at any other time, exceed the greater of (x) $1,200,000,000 and (y) 15% of Consolidated Net Tangible Assets as appearing in the latest balance sheet pursuant to Section 6.01(a) or (b).”

(i)             Section 7.05 is hereby amended and restated in its entirety to read as follows:

“Restricted Payments.      Make any Restricted Payment during the Covenant Relief Period.”

(j)             Section 7.07(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)          Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio on the last day of any fiscal quarter of Holdings to be greater than the ratio set forth below for such fiscal quarter (the “Financial Covenant”):

Fiscal Quarter Ended	Consolidated Leverage Ratio
March 31, 2023	5.75:1.00
June 30, 2023	5.75:1.00
September 30, 2023	5.50:1.00
December 31, 2023	5.25:1.00
March 31, 2024	5.00:1.00
June 30, 2024	4.00:1.00
September 30, 2024 and each fiscal quarter ended thereafter	3.50:1.00

So long as the Financial Covenant has been decreased to 3.50:1.00 for at least two fiscal quarters, if a Qualifying Acquisition is consummated, the company may elect to increase the Financial Covenant to 4.25:1.00 for each of the four fiscal quarters ending thereafter, commencing with the fiscal quarter in which such Qualifying Acquisition is consummated (each such period of four fiscal quarters during which the Financial Covenant is so increased following a Qualifying Acquisition, a “Covenant Increase Period”); provided, that after the end of any Covenant Increase Period, the Company may elect to implement a new Covenant Increase Period in connection with a subsequent Qualifying Acquisition so long as two fiscal quarters have elapsed since the end of the most recent Covenant Increase Period; provided, further that the Company shall provide notice in writing to the Administrative Agent of its election to implement such Covenant Increase Period and a description of such Qualifying Acquisition (regarding the name of the Person or assets being acquired, the purchase price and the pro forma Consolidated Leverage Ratio immediately after giving effect thereto). Notwithstanding the foregoing, the Company may elect no more than two Covenant Increase Periods in total. In the event of each Qualifying Disposition occurring during the Covenant Relief Period, the applicable Financial Covenant required pursuant to this Section 7.07(b) shall be decreased by 0.25:1.00. For the avoidance of doubt, such 0.25:1.00 reduction shall (a) occur upon each Qualifying Disposition (if any) to occur during the Covenant Relief Period and (b) apply only for any fiscal quarters ending after such Qualifying Disposition but during the Covenant Relief Period.”

SECTION 2. Conditions of Effectiveness of the First Amendment. This First Amendment shall become effective on such date (the “First Amendment Effective Date”) when the following conditions precedent have been satisfied:

(a)            the Administrative Agent shall have received an executed counterpart (which may include a facsimile or other electronic transmission) of this First Amendment from Holdings, the Company, each Subsidiary Guarantor and the Consenting Lenders constituting not less than the Required Lenders;

(b)            as of the First Amendment Effective Date, (i) no Default or Event of Default shall exist, or would result from the transactions contemplated by this First Amendment and (ii) the representations and warranties contained in Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (provided that representations already qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the First Amendment Effective Date (without regard to any earlier date referred to in the Credit Agreement);

(c)            the Administrative Agent shall have received a certificate signed by a Responsible Officer of Holdings certifying that the condition in Section 2(b) is satisfied as of the First Amendment Effective Date;

(d)            prior to or substantially simultaneously with the First Amendment Effective Date, each of the Revolving Credit Agreement and the Term Loan Credit Agreement shall have been amended in a manner reasonably consistent with this First Amendment;

(e)            (i) the First Amendment Lead Arranger shall have received all fees payable to such First Amendment Lead Arranger as separately agreed by the Company in writing and (ii) the Administrative Agent shall have received, for the ratable account of each Consenting Lender, all fees payable to such Consenting Lender as separately agreed by the Company in writing; and

(f)             the Administrative Agent shall have received all fees, charges and disbursements of counsel to the Administrative Agent and the First Amendment Lead Arranger required to be reimbursed by this First Amendment or the Credit Agreement (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the First Amendment Effective Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the First Amendment Effective Date specifying its objection thereto.

SECTION 3. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a)            On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this First Amendment.

(b)            The Credit Agreement, as specifically amended by this First Amendment, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)            The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of, or Default or Event of Default under, any of the Loan Documents. On and after the First Amendment Effective Date, this First Amendment shall for all purposes constitute a Loan Document.

(d)            Each Loan Party hereby expressly acknowledges and consents to the terms of this First Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this First Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty to which it is a party. The execution of this First Amendment shall not serve to effect a novation of the Obligations.

SECTION 4. Costs and Expenses. The Company hereby agrees to reimburse each of the Administrative Agent and the First Amendment Lead Arranger for its reasonable and documented out-of-pocket expenses in connection with this First Amendment in accordance with Section 10.04 of the Credit Agreement (with respect to the First Amendment Lead Arranger, as though references in such Section to the Arrangers in such Section were to the First Amendment Lead Arranger, mutatis mutandis).

SECTION 5. Counterparts. This First Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This First Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 6. First Amendment Lead Arranger. The terms and provisions of Sections 9.08 and 10.16 are incorporated herein by reference as if set forth herein in their entirety and shall apply to this Amendment for the benefit of the First Amendment Leader Arranger, mutatis mutandis (as though references therein to the Arrangers in such Sections were to the First Amendment Lead Arranger).

SECTION 7. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this First Amendment.

SECTION 8. Miscellaneous. Each of the parties hereto hereby agrees that Sections 10.12, 10.14 and 10.15 of the Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this First Amendment as if originally set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CELANESE CORPORATION, as Holdings

By:	/s/ Scott A. Richardson
Name: Scott A. Richardson
Title: Executive Vice President and Chief
Financial Officer

CELANESE US HOLDINGS LLC, as the Company

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

[Signature Page to First Amendment (3-Year Term Loan)]

CELANESE AMERICAS LLC, as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE ACETATE LLC, as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE CHEMICALS, INC., as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

cna holdings llc, as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE INTERNATIONAL CORPORATION, as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

[Signature Page to First Amendment (3-Year Term Loan)]

CELTRAN, INC., as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

kep americas engineering plastics, llc, as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

ticona fortron inc., as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

TICONA POLYMERS, INC., as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

TICONA LLC, as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

[Signature Page to First Amendment (3-Year Term Loan)]

CELANESE GLOBAL RELOCATION LLC, as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE LTD., as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE SALES U.S. LTD., as a Subsidiary Guarantor

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

[Signature Page to First Amendment (3-Year Term Loan)]

BANK OF AMERICA, N.A., as a Consenting Lender

By:	/s/ Bettina Buss
	Name:	Bettina Buss
	Title:	Director - GC

[Signature Page to First Amendment (3-Year Term Loan)]

Bank of China, New York Branch, as a Consenting Lender

By:	/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	Executive Vice President

[Signature Page to First Amendment (3-Year Term Loan)]

The Bank of Nova Scotia, Houston Branch, as a Consenting Lender

By:	/s/ John Tucker
	Name:	John Tucker
	Title:	Managing Director

[Signature Page to First Amendment (3-Year Term Loan)]

The Toronto-Dominion Bank, New York Branch, as a Consenting Lender

By:	/s/ Victoria Roberts
	Name:	Victoria Roberts
	Title:	Managing Director

[Signature Page to First Amendment (3-Year Term Loan)]

U.S. Bank National Association, as a Consenting Lender

By:	/s/ Steven L. Sawyer
	Name:	Steven L. Sawyer
	Title:	Senior Vice President

[Signature Page to First Amendment (3-Year Term Loan)]

CITY NATIONAL BANK, as a Consenting Lender

By:	/s/ Julia Barnhill
	Name:	Julia Barnhill
	Title:	Senior Vice President

[Signature Page to First Amendment (3-Year Term Loan)]

DBS BANK LTD., as a Consenting Lender

By:	/s/ Josephine Lim
	Name:	Josephine Lim
	Title:	Senior Vice President

[Signature Page to First Amendment (3-Year Term Loan)]

Taiwan Cooperative Bank LTD acting through its New York Branch, as a Consenting Lender

By:	/s/ Cheng-Pin Chou
	Name:	Chou, Cheng-Pin
	Title:	SVP & General Manager

[Signature Page to First Amendment (3-Year Term Loan)]

Acknowledged:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Henry Pennell
	Name:	Henry Pennell
	Title:	Vice President

[Signature Page to First Amendment (3-Year Term Loan)]